Exhibit 4.3

HOUSEHOLD RECEIVABLES ACQUISITION COMPANY

and

HRSI FUNDING, INC. III

RECEIVABLES PURCHASE AGREEMENT

Dated as of April 15, 2003

TABLE OF CONTENTS

i

Section 9.05.	Assignment	19
Section 9.06.	Acknowledgement and Agreement of HRAC	19
Section 9.07.	Further Assurances	19
Section 9.08.	No Waiver; Cumulative Remedies	19
Section 9.09.	Counterparts	20
Section 9.10.	Binding; Third-Party Beneficiaries	20
Section 9.11.	Merger and Integration	20
Section 9.12.	Headings	20
Section 9.13.	Schedules and Exhibits	20
Section 9.14.	Survival of Representations and Warranties	20
Section 9.15.	Nonpetition Covenant	20

EXHIBIT A FORM OF SUPPLEMENTAL CONVEYANCE		1

Schedule I LIST OF ACCOUNTS		2

ii

RECEIVABLES PURCHASE AGREEMENT, dated as of April 15, 2003, by and between HRSI FUNDING, INC. III, a Delaware corporation (“Company”), and HOUSEHOLD RECEIVABLES ACQUISITION COMPANY, a Delaware corporation (“HRAC”).

W I T N E S S E T H:

WHEREAS, the Company desires to purchase, from time to time, certain Receivables (hereinafter defined) arising under certain revolving credit accounts;

WHEREAS, HRAC desires to sell and assign from time to time certain Receivables to the Company upon the terms and conditions hereinafter set forth;

WHEREAS, HRAC agrees that all representations, warranties, covenants and agreements made by HRAC herein with respect to the Accounts (hereinafter defined) and Receivables shall also be for the benefit of the Trustee (hereinafter defined) and all beneficiaries of the Trust, including the holders of the Securities.

NOW, THEREFORE, it is hereby agreed by and between the Company and HRAC as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Definitions.    All capitalized terms used herein or in any certificate, document, or Conveyance Paper made or delivered pursuant hereto, and not defined herein or therein, shall have the meaning ascribed thereto in the Master Pooling and Servicing Agreement; in addition, the following words and phrases shall have the following meanings:

“Account” shall mean (a) each Initial Account, (b) each Additional Account (but only from and after the Additional Account Closing Date with respect thereto), (c) each Automatic Additional Account, and (d) each account into which an Account shall be transferred (a “Transferred Account”) provided that (i) such transfer was made in accordance with the Credit Card Guidelines and (ii) such account can be traced or identified as an account into which an Account has been transferred, but shall exclude (e) any Account that (w) as to which the Company and HRAC have elected to exclude the related Receivables from sale under this Agreement, (x) after the Removal Date, the newly generated Receivables in which shall not be assigned to the Company hereunder, (y) the right, title and interest of the Company in the Receivables in which are reassigned to HRAC pursuant to Section 6.01 or (z) the right, title and interest of the Trust in the Receivables in which are assigned and transferred to the Servicer pursuant to Section 3.3 of the Master Pooling and Servicing Agreement.

“Account Owner” shall mean HRAC, or any entity which is the issuer of the revolving credit relating to an Account pursuant to an Account Agreement and/or a seller of Receivables to the Company.

“Addition Notice Date” shall have the meaning specified in Section 2.02(a) of this Agreement.

“Additional Account” shall mean each Eligible Account originated after the Closing Date and designated to be included as an Account pursuant to Section 2.02 of this Agreement.

“Additional Account Closing Date” shall mean with respect to Additional Accounts, the date from and after which such Additional Accounts are to be included as Accounts pursuant to Section 2.02 occurs.

“Additional Account Cut-Off Date” shall mean with respect to Additional Accounts, the day prior to any Additional Account Closing Date as may be designated by the Servicer.

“Agreement” shall mean this Receivables Purchase Agreement and all amendments hereof and supplements hereto.

“Automatic Additional Accounts” shall have the meaning specified in Section 2.02(c) of this Agreement.

“Closing Date” shall mean April 15, 2003.

“Company” shall mean HRSI Funding, Inc. III, a Delaware corporation, and its permitted successors and assigns.

“Conveyance” shall have the meaning specified in subsection 2.01(a).

“Conveyance Papers” shall have the meaning specified in subsection 4.01(c).

“Credit Adjustment” shall have the meaning specified in Section 3.02.

“Debtor Relief Laws” shall mean (a) the Bankruptcy Code of the United States of America and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

“Eligible Receivable” shall have the meaning set forth in the Master Pooling and Servicing Agreement, except that “HRAC” shall be substituted for each occurrence of “the Transferor,” “the Company” shall be substituted for each occurrence of “the Trustee,” and all references to the Certificates shall be ignored.

“Finance Charge Receivables” shall mean all Receivables in the Accounts which would be treated as “Finance Charge Receivables” in accordance with the definition for such term in the Master Pooling and Servicing Agreement.

“Household Bank (SB)” shall mean Household Bank (SB), N.A., a nationally chartered bank, and its successors and permitted assigns.

“HRAC” shall mean Household Receivables Acquisition Company, a Delaware corporation, and its successors and permitted assigns.

“Initial Account” shall mean each Account included in the computer file delivered pursuant to Section 2.01(c)(ii)(A) of this Agreement to the Company in respect of the Closing Date.

“Insolvency Event” shall have the meaning specified in Section 8.02.

“Master Pooling and Servicing Agreement” shall mean the Master Pooling and Servicing Agreement, dated as of August 21, 1997, among Saks Incorporated (“Saks”), as Servicer, Saks Credit Corporation, (“SCC”) as Transferor, and the Trustee on behalf of the Trust, and all amendments and supplements thereto, including, without limitation, Amendment No. 4 thereto, dated as of April 15, 2003, among SCC, as Transferor, the Company, as Successor Transferor, Saks, as Servicer, Household Finance Corporation, as Successor Servicer and the Trustee on behalf of the Trust

“New Principal Receivables” shall have the meaning set forth in Section 3.01.

“Obligor” shall mean, with respect to each Account, the Person or Persons that would be treated as an “Obligor” in accordance with the definition for such term in the Master Pooling and Servicing Agreement.

“Principal Receivables” shall mean all Receivables other than Finance Charge Receivables and Receivables in Defaulted Accounts.

“Purchase Price” shall have the meaning set forth in Section 3.01.

“Purchased Assets” shall have the meaning set forth in Section 2.01.

“Receivables” shall mean all amounts shown on HRAC’s records as amounts payable by Obligors on any Account, including any Additional Account or Automatic Additional Accounts, from time to time, including amounts owing for the payment of merchandise and services, Insurance Charges, service contract charges, Finance Charges and all other fees and charges. In calculating the aggregate amount of Receivables on any day, the amount of Receivables shall be reduced by the aggregate amount of credit balances, and other adjustments stated in Section 3.8 of the Master Pooling and Servicing Agreement, in the Accounts on such day. Any Receivables which HRAC is unable to transfer under circumstances similar to those described in Section 2.5(d) of the Master Pooling and Servicing Agreement shall not be included for the period in which such Receivables cannot be transferred under conditions similar to those described in Section 2.5(d) of the Master Pooling and Servicing Agreement in calculating the aggregate amount of Receivables.

“Removed Account” shall mean an Account hereunder that is a “Removed Account” (as such term is defined in the Master Pooling and Servicing Agreement) that is designated for removal pursuant to Section 2.7(a) of the Master Pooling and Servicing Agreement.

“Securities” shall mean any one of the Certificates or the Exchangeable Transferor Certificates.

“Servicer” shall mean Household Finance Corporation, in its capacity as Successor Servicer pursuant to Amendment No. 4, dated as of April 15, 2003, to the Master Pooling and Servicing Agreement and, after any Service Transfer, any other Successor Servicer.

“Supplemental Conveyance” shall have the meaning set forth in Section 2.02.

“Trustee” shall mean Wells Fargo Bank Minnesota, National Assocation in its capacity as trustee, or any successor trustee.

“Trust” shall mean the Saks Credit Card Master Trust, acting by and through Wells Fargo Bank Minnesota, National Association as Trustee.

“Trust Collateral” shall have the meaning set forth in Section 2.01.

Section	1.02. Other Definitional Provisions.

All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

All determinations of the principal or finance charge balance of Receivables, and of any collections thereof, shall be made in accordance with the Master Pooling and Servicing Agreement.

All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture or the Master Pooling and Servicing Agreement.

ARTICLE II

PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01.    Purchase.

(a)    By execution of this Agreement, HRAC does hereby sell, transfer, assign, set over and otherwise convey to the Company (collectively, the “Conveyance”), without recourse except as provided herein, all its right, title and interest in, to and under the Receivables existing at the close of business on the Closing Date, in the case of Receivables whether now existing or hereafter created and owned by HRAC arising in the Initial Accounts, on each Additional Account Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and on each Creation Date, in the case of Receivables arising in the Automatic Additional Accounts, and in each case thereafter created from time to time until the termination of this Agreement pursuant to Article VIII hereof, all Collections with respect to such Accounts, all other monies due or to become due and all amounts received or receivable with respect thereto, (including all Finance Charges, Recoveries and Interchange, if any) and all proceeds (including, without limitation, Insurance Proceeds and “proceeds” as defined in the UCC) thereof (the “Purchased Assets”).

(b)    In connection with such Conveyance, HRAC agrees, acting directly, or through agents, (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables existing at the close of business on the Closing Date and thereafter created in the Initial Accounts and existing as of the Additional Account Cut-Off Date and thereafter created in the Additional Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Receivables and other Purchased Assets from HRAC to the Company, (ii) that such financing statements shall name HRAC, as seller, and the Company, as purchaser, of the Receivables and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding such continuation statements, which shall be delivered as filed) to the Company as soon as is practicable after filing.

(c)    In connection with each such Conveyance, HRAC further agrees, acting directly, or through agents, that it will, at its own expense, (i) on or prior to (A) the Closing Date, in the case of Initial Accounts, (B) the applicable Additional Account Closing Date, in the case of Additional Accounts, and (C) the applicable Removal Date, in the case of Removed Accounts, indicate in its computer files that, in the case of the Initial Accounts, the Additional Accounts or Automatic Additional Accounts, Receivables created in connection with such Accounts have been conveyed to the Company in accordance with this Agreement and, as applicable, have been conveyed by the Company to the Trust pursuant to the Master Pooling and Servicing Agreement by including (or deleting, in the case of newly originated Receivables in Removed Accounts) in such computer files the code that identifies each such Account and (ii) on or prior to (A) the date that is five Business Days after the Closing Date, in the case of the Initial Accounts, (B) the date that is five Business Days after the applicable Additional Account Closing Date, in the case of designation of Additional Accounts, (C) the applicable date as set forth in Subsection 2.1 of the Master Pooling and Servicing Agreement, in the case of Automatic Additional Accounts and (D) the date that is five Business Days after the applicable Removal Date, in the case of Removed Accounts, to deliver to the Company a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Closing Date, in the case of the Initial Accounts, the applicable Additional Account Cut-Off Date, in the case of Additional Accounts, the applicable date, in the case of Automatic Additional Accounts, and the applicable Removal Date, in the case of Removed Accounts, (1) its account number, (2) the aggregate amount outstanding in such Account and (3) the aggregate amount of Principal Receivables in such Account. Each such computer file or microfiche list, as supplemented from time to time to reflect Additional Accounts or Removed Accounts, shall be marked as Schedule I to this Agreement, shall be delivered to the Company in the same manner as the Transferor is required to deliver similar schedules under the terms of the Master Pooling and Servicing Agreement, and is hereby incorporated into and made a part of this Agreement. HRAC further agrees not to alter the code referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

(d)    The parties hereto intend that the conveyance of HRAC’s right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from HRAC to the Company and that the Purchased Assets shall not be part of HRAC’s estate in the event of the insolvency of HRAC or a conservatorship, receivership or similar event with respect to HRAC. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan or a borrowing secured by such Purchased Assets. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that HRAC shall be deemed to have granted and does hereby grant to the Company a first priority perfected security interest in all of HRAC’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and other Purchased Assets to secure the obligations of HRAC hereunder.

(e)    To the extent that HRAC retains any interest in the Purchased Assets, HRAC hereby grants to the Trust a security interest in all of HRAC’s right, title, and interest, whether now owned or hereafter acquired, in, to, and under the Receivables and other Purchased Assets that are intended to be pledged to the Trust pursuant to the Master Pooling and Servicing Agreement (collectively, the “Trust Collateral”), to secure the performance of all of the obligations of HRAC under this Agreement and any other agreement or document related to the Master Pooling and Servicing Agreement. With respect to the Trust Collateral, the Trust shall have all of the rights that it has under the Master Pooling and Servicing Agreement and all of the rights of a secured creditor under the UCC.

Section 2.02.    Addition of Additional Accounts.

(a)    If, from time to time, the Company becomes obligated to designate Additional Accounts pursuant to subsection 2.6(a) of the Master Pooling and Servicing Agreement, then the Company may, at its option, give HRAC written notice thereof on or before the tenth Business Day (the “Addition Notice Date”) prior to the Additional Account Closing Date therefor, and upon receipt of such notice HRAC shall on or before the Additional Account Closing Date, designate sufficient Eligible Accounts to be included as Additional Accounts so that after the inclusion thereof the Company will be in compliance with the requirements of said subsection 2.6(a). Additionally, subject to subsections 2.6(b) and (c) of the Master Pooling and Servicing Agreement and subsection 2.02(b), from time to time Eligible Accounts may be designated to be included as Additional Accounts, upon the mutual agreement of the Company and

HRAC. In either event, HRAC shall have sole responsibility for selecting the Additional Accounts.

(b)    On the Additional Account Closing Date with respect to any designation of Additional Accounts, the Company shall purchase HRAC’s right, title and interest in, to and under the Receivables in Additional Accounts (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) and the related Purchased Assets, subject to the satisfaction of the following conditions on such Additional Account Closing Date:

(i) (x) all Additional Accounts shall be Eligible Accounts and (y) no selection procedures believed by HRAC to be materially adverse to the interests of any Series of Investor Certificates or any Enhancement Provider shall have been utilized in selecting Additional Accounts from available Eligible Accounts;

(ii) In the case of the designation of Additional Accounts, HRAC shall deliver to the Company (i) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Additional Accounts and (ii) on or prior to the Additional Account Closing Date, a duly executed, written assignment (including an acceptance by the Company), substantially in the form of Exhibit A (the “Supplemental Conveyance”).

(iii) HRAC shall have delivered, or caused to be delivered, to the Company copies of UCC-1 financing statements covering such Additional Accounts, if necessary to perfect the Company’s undivided interest in the Receivables and other Purchased Assets arising therein;

(iv) as of the Additional Account Closing Date, no Insolvency Event with respect to HRAC or other Account Owner, as the case may be, shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts to the Company have been made in contemplation of the occurrence thereof;

(v) HRAC shall have delivered, or caused to be delivered, to the Company an Officer’s Certificate, dated the Additional Account Closing Date, confirming, to the extent applicable, the items set forth in clauses (i) through (iv) above; and

(vi) solely with respect to Additional Accounts designated pursuant to the second sentence of subsection 2.02(a), the Rating Agency Condition shall have been satisfied.

(c)    (i) HRAC may, subject to and in compliance with limitations and conditions similar to those specified in the Master Pooling and Servicing Agreement with respect to the Transferor, (x) designate Eligible Accounts to be included as Accounts as of the applicable Creation Date (“Automatic Additional Accounts”), and (y) may at any time discontinue or suspend designating Eligible Accounts to be included as Automatic Additional Accounts upon written notice to the Company. HRAC acknowledges and agrees with the Company, that each Account originated or acquired by HRAC on or after the Closing Date, shall be considered to be Automatic Additional Accounts constituting

Accounts, each within the meaning of this Agreement, on and as of the applicable Creation Date of each such Account until such designation has been discontinued or suspended.

(ii) HRAC shall not be permitted to designate Automatic Additional Accounts pursuant to clause (i) above with respect to any period of the three consecutive Monthly Periods commencing in January, April, July or October of a calendar year, unless the Rating Agency Condition is otherwise satisfied, if the number of Automatic Additional Accounts designated during such period or during any period of twelve (12) consecutive Monthly Periods would exceed the applicable Aggregate Automatic Addition Limit.

(iii) HRAC shall record and file financing statements with respect to the Receivables and other Purchased Assets then existing and thereafter created in the Automatic Additional Accounts for the transfer of accounts, general intangibles and chattel paper (each as defined in the UCC in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the conveyance of the Receivables and such other Purchased Assets in Automatic Additional Accounts by HRAC to the Company.

Section 2.03.    Representations and Warranties    HRAC hereby represents and warrants to the Company as of the related Additional Account Closing Date (i) as to the matters set forth in subsection 2.02(b)(iii) above, (ii) that, in the case of Additional Accounts, the list delivered pursuant to Section 2.02(b)(ii) above is, as of the applicable Additional Account Cut-Off Date, true and complete in all material respects and (iii) the Supplemental Conveyance constitutes either (A) a valid transfer and assignment to the Company of all right, title and interest of HRAC in and to the Receivables and other Purchased Assets then existing and thereafter created in the Additional Accounts, all monies due or to become due with respect thereto on and after the Additional Account Cut-Off Date, Recoveries and all proceeds thereof (to the extent set forth in the UCC as in effect in the Relevant UCC State), or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Company, which is enforceable with respect to then existing Receivables and other Purchased Assets of the Additional Accounts, and the proceeds thereof (to the extent set forth in the UCC as in effect in the Relevant UCC State), upon the conveyance of such Receivables and other Purchased Assets to the Company, and which will be enforceable with respect to such property thereafter created in respect of Additional Accounts, and the proceeds thereof (to the extent set forth in the UCC as in effect in the Relevant UCC State), upon such creation; and (C) if the Supplemental Conveyance constitutes the grant of a security interest to the Company in such property, upon the filing of financing statements as described in Section 2.01 with respect to such Additional Accounts and in the case of such Receivables and other Purchased Assets of Additional Accounts thereafter created and the proceeds thereof (to the extent set forth in the UCC in effect in the Relevant UCC State) upon such creation, the Company shall have a first priority perfected security interest in such property, except for Liens permitted under the Master Pooling and Servicing Agreement.

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01.    Purchase Price.

(a)    The “Purchase Price” for the Receivables in the Initial Accounts and the related Purchased Assets conveyed to the Company under this Agreement shall be payable on the Closing Date and shall be an amount equal to 100% of the aggregate balance of Principal Receivables in those Accounts as of the Closing Date, plus the present value of anticipated excess spread, computed by taking into account factors such as historical losses, servicing fees, delinquencies and paydown rates, yield and such other factors as HRAC and the Company mutually agree (and discounted to take into account any uncertainty as to future performance matching historical performances), will result in a Purchase Price determined to be the fair market value of such Purchased Assets. This computation of initial purchase price shall assume no reinvestment in new Receivables. The Purchase Price for the Receivables and the related Purchased Assets (including Receivables and the related Purchased Assets in Additional Accounts) to be conveyed to the Company under this Agreement which come into existence after the Closing Date, shall be payable on the Distribution Date following the Monthly Period in which such Receivables and Purchased Assets are conveyed by HRAC to the Company in an amount equal to 100% of the aggregate balance of the Principal Receivables so conveyed (the “New Principal Receivables”), plus the present value of anticipated excess spread, computed by taking into account factors such as historical losses, servicing fees, delinquencies, paydown rates and yield and such other factors as HRAC and the Company mutually agree (and discounted to take into account any uncertainty as to future performance matching historical performances).

(b)    The Purchase Price to be paid by the Company on the Closing Date and on each Distribution Date following a Monthly Period during which New Principal Receivables are conveyed to the Company shall be paid in cash (including netting against other payments).

Section 3.02.    Adjustments to Purchase Price    The Purchase Price shall be adjusted on each Distribution Date (a “Credit Adjustment”) with respect to any Receivable previously conveyed to the Company by HRAC which has since been reversed because of a rebate, refund, unauthorized charge or billing error to an Obligor because such Receivable was created in respect of merchandise which was refused, returned or not received by an Obligor. The amount of such adjustment shall equal (x) the reduction in the principal balance of such Receivable resulting from the occurrence of such event multiplied by (y) the quotient (expressed as a percentage) of (i) the Purchase Price for Principal Receivables payable on such Distribution Date computed in accordance with Section 3.01(a) divided by (ii) the Principal Receivables paid for on such date pursuant to such Section. In the event that an adjustment pursuant to this Section 3.02 causes the Purchase Price to be a negative number, HRAC agrees that, not later than 1:00 P.M. New York City time on such Distribution Date, HRAC shall pay to the Company an amount equal to the amount by which the Purchase Price minus the Credit Adjustment would be reduced below zero.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.    Representations and Warranties of HRAC Relating to HRAC.    HRAC hereby represents and warrants to, and agrees with, the Company as of the Closing Date and on each Additional Account Closing Date, that:

(a)    (Organization and Good Standing) HRAC is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement;

(b)    (Due Qualification) HRAC is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Account Agreement relating to an Account or any Receivable unenforceable by HRAC, the Company or the Trust and (ii) have a material adverse effect on the Certificateholders;

(c)    (Due Authorization) the execution, delivery and performance of this Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance to which HRAC is a party (such other documents or instruments, collectively, the “Conveyance Papers”), and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by HRAC by all necessary corporate action on the part of HRAC;

(d)    (No Conflict) the execution and delivery of this Agreement and the Conveyance Papers by HRAC, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers applicable to HRAC will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which HRAC is a party or by which it or any of its properties are bound;

(e)    (No Violation) the execution, delivery and performance of this Agreement and the Conveyance Papers by HRAC and the fulfillment of the terms contemplated herein and therein applicable to HRAC will not conflict with or violate any Requirements of Law applicable to HRAC;

(f)    (No Proceedings) there are no proceedings or investigations pending or, to the best knowledge of HRAC, threatened against HRAC, before any Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of HRAC, would materially and adversely affect the performance by HRAC of its obligations under this Agreement or the Conveyance Papers, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal income tax systems; and

(g)    (All Consents) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by HRAC in connection with the execution and delivery by HRAC of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement or the Conveyance Papers by HRAC have been duly obtained, effected or given and are in full force and effect.

The representations and warranties set forth in this Section 4.01 shall survive the transfer and assignment of the Receivables to the Company. Upon discovery by HRAC or the Company of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party within three Business Days following such discovery.

Section 4.02.    Representations and Warranties of HRAC Relating to the Agreement and the Receivables.

(a)    Representations and Warranties.    HRAC hereby represents and warrants to the Company as of the Closing Date and shall be deemed to represent and warrant as of the date of any sale of any interest in Receivables in Additional Accounts and Automatic Additional Accounts, that:

(i)    this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, each constitutes a legal, valid and binding obligation of HRAC enforceable against HRAC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(ii)    as of the Closing Date with respect to Initial Accounts, and as of the related Additional Account Cut-Off Date with respect to Additional Accounts, and as of the applicable Distribution Date on which a computer file, microfiche or written list is delivered pursuant to Section 2.01(c) with respect to Automatic Additional Accounts, Schedule I to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of the Closing Date or such Additional Account Cut-Off Date or other applicable date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Closing Date or such applicable Additional Account Cut-Off Date or other applicable date, as the case may be;

(iii)    each Receivable has been conveyed to the Company free and clear of any Lien;

(iv)    all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by HRAC in connection with the conveyance of Receivables to the Company have been duly obtained, effected or given and are in full force and effect;

(v)    this Agreement or, in the case of Additional Accounts, the related Supplemental Conveyance constitutes a valid sale, transfer and assignment to the Company of all right, title and interest of HRAC in the Receivables and the proceeds thereof and the Recoveries payable pursuant to this Agreement;

(vi)    on the Closing Date or on the Additional Account Cut-Off Date, as applicable, each related Initial Account or each related Additional Account, as applicable, is an Eligible Account;

(vii)    on the Closing Date or on the applicable Additional Account Cut-Off Date, as applicable, each Receivable generated under the related Initial Account or Additional Account, as applicable, is an Eligible Receivable;

(viii)    as of the date of the creation of any new Receivable, such Receivable is an Eligible Receivable; and

(ix)    no selection procedures believed by HRAC to be materially adverse to the interests of the Company or the Certificateholders have been used in selecting such Accounts.

(b)    Notice of Breach.    The representations and warranties set forth in this Section 4.02 shall survive the transfer and assignment of the Receivables to the Company. Upon discovery by either HRAC or the Company of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give written notice to the other party, the Trustee within three Business Days following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice. HRAC hereby acknowledges that the Company intends to rely on the representations hereunder in connection with representations made by the Company to secured parties, assignees or subsequent transferees including but not limited to transfers made by the Company to the Trust pursuant to the Master Pooling and Servicing Agreement and that the Trustee may enforce such representations directly against HRAC.

Section 4.03.    Representations and Warranties of the Company. As of the Closing Date and on each Additional Account Closing Date, the Company hereby represents and warrants to, and agrees with, HRAC that:

(a)    (Organization and Good Standing) the Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement;

(b)    (Due Authorization) the execution and delivery of this Agreement and the Conveyance Papers and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by the Company by all necessary corporate action on the part of the Company;

(c)    (No Conflict) the execution and delivery of this Agreement and the Conveyance Papers by the Company, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers applicable to the Company, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Company is a party or by which it or any of its properties are bound.

(d)    (No Violation) the execution, delivery and performance of this Agreement and the Conveyance Papers by the Company and the fulfillment of the terms contemplated herein and therein applicable to the Company will not conflict with or violate any Requirements of Law applicable to the Company;

(e)    (No Proceedings) there are no proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company, before any Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of the Company, would materially and adversely affect the performance by the Company of its obligations under this Agreement or the Conveyance Papers or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers; and

(f)    (All Consents) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Company in connection with the execution and delivery by the Company of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement and the Conveyance Papers have been duly obtained, effected or given and are in full force and effect.

The representations and warranties set forth in this Section 4.03 shall survive the Conveyance of the Receivables to the Company. Upon discovery by the Company or HRAC of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

ARTICLE V

COVENANTS

Section 5.01.    Covenants of HRAC.    HRAC hereby covenants and agrees with the Company as follows:

(a)    Receivables Not To Be Evidenced by Promissory Notes.    Except in connection with its enforcement or collection of an Account, HRAC will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced as a result of any action by HRAC it shall be deemed to be an Ineligible

Receivable in accordance with Section 6.01(a) and shall be reassigned to HRAC in accordance with Section 6.01(b)

(b)    Security Interests.    Except for the conveyances hereunder, HRAC will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with the Company’s ownership of the Receivables or grant, create, incur, assume or suffer to exist any Lien (arising through or under HRAC) on, any Receivable, whether now existing or hereafter created, or any interest therein, and HRAC shall not claim any ownership interest in the Receivables and shall defend the right, title and interest of the Company in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under HRAC.

(c)    Account Allocations.    In the event that HRAC is unable for any reason to transfer Receivables to the Company in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 8.02 or any order of any Governmental Authority), then, in any such event, HRAC agrees (except as prohibited by any such order) to allocate and pay to the Company, after the date of such inability, all amounts that the Company will be required to allocate and pay to the Trust pursuant to Section 2.4(d) of the Master Pooling and Servicing Agreement.

(d)    Delivery of Collections or Recoveries.    In the event that HRAC receives Collections, HRAC agrees to pay to the Company (or to the Servicer if the Company so directs) all such Collections as soon as practicable after receipt thereof.

(e)    Notice of Liens.    HRAC shall notify the Company promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder and under the Master Pooling and Servicing Agreement.

(f)    Documentation of Transfer.    HRAC shall undertake to file the documents which would be necessary to perfect and maintain the transfer of the Purchased Assets to the Company.

(g)    Account Agreements and Guidelines.    Subject to compliance with all Requirements of Law, the failure of which would have a material adverse effect on the Company or the Investor Certificateholders (without regard to the amount of any Enhancement), HRAC (or other Account Owner if HRAC is not the Account Owner) or the Servicer may change, or cause to be changed, the terms and provisions of the applicable Account Agreements or the applicable Credit Card Guidelines of HRAC (or other Account Owner if HRAC is not the Account Owner) or the Servicer in any respect (including, without limitation, the calculation of the amount or the timing of charge-offs and the Finance Charges to be assessed thereon). Notwithstanding the above, HRAC (or other Account Owner if HRAC is not the Account Owner) or the Servicer will not take any action unless (i) such change is made applicable to the comparable segment of the revolving credit accounts owned by HRAC (or other Account Owner, as the case may be) and serviced by the Servicer which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change and (ii) if HRAC (or other Account Owner if HRAC is not the Account Owner) does not own such a comparable segment of accounts, HRAC (or other Account Owner, as the case may be) and the Servicer reasonably believe that such change is not made with the intent to materially benefit HRAC (or such other Account Owner) over the Company or the Investor Certificateholders.

(h)    Approval and Official Records.    HRAC shall cause this Agreement to be duly approved by the HRAC’s Board of Directors, and HRAC shall maintain this Agreement as a part of the official records of HRAC for the term of this Agreement.

ARTICLE VI

REPURCHASE OBLIGATION

Section 6.01.    Reassignment of Ineligible Receivables.

(a)    In the event any representation or warranty under Section 4.02(a)(ii), (vii) or (viii) is not true and correct in any material respect as of the date specified therein with respect to any Receivable (other than in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iii) of the definition of Eligible Receivable) and as a result of such breach the Company is required to accept reassignment of Ineligible Receivables previously sold by HRAC to the Company pursuant to Sections 2.4(d) (ii) and (iii) of the Master Pooling and Servicing Agreement, HRAC shall accept reassignment of the Company’s interest in such Ineligible Receivables on the terms and conditions set forth in Section 6.01(b). In the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iii) of the definition of Eligible Receivable and as a result the Company is required to accept assignment of Ineligible Receivables pursuant to Sections 2.4(d)(i) and (iii) of the Master Pooling and Servicing Agreement, HRAC shall accept reassignment of the Company’s interest in such Ineligible Receivables on the terms and conditions set forth in Section 6.01(b).

(b)    HRAC shall accept reassignment from the Company of any Ineligible Receivables previously sold by HRAC to the Company on the date on which such reassignment obligation arises, and shall pay for such reassigned Ineligible Receivables by paying to the Company, an amount equal to the unpaid principal balance of such Ineligible Receivables plus accrued and unpaid Finance Charges. Upon reassignment of such Ineligible Receivables, the Company shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to HRAC, without recourse, representation or warranty, all the right, title and interest of the Company in and to such Ineligible Receivables, all Recoveries related thereto, all monies and amounts due or to become due with respect thereto and all proceeds thereof; and such reassigned Ineligible Receivables shall be treated by the Company as collected in full as of the date on which they were transferred. The Company shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by HRAC to effect the conveyance of such Ineligible Receivables and other property pursuant to this subsection.

Section 6.02.    Reassignment of Trust Portfolio.    In the event any representation or warranty set forth in Section 4.01(a), (b), (c) or (d) or Section 4.02(a)(i) or (a)(v) is not true and correct in any material respect and as a result of such breach the Company is required to accept a reassignment of the Receivables previously sold by HRAC to the Company pursuant to Section 2.4(e) of the Master Pooling and Servicing Agreement, or if the Company is otherwise required to accept a reassignment of all Receivables previously sold by the Company pursuant to Section 2.4(e) of the Master Pooling and Servicing Agreement, HRAC shall be obligated to accept a reassignment of the Company’s interest in such Receivables on the terms set forth below.

HRAC shall pay to the Company by depositing in the Collection Account in immediately available funds, on the first Business Day prior to such applicable Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Aggregate Investor Amount at the end of the Business Day preceding the Distribution Date with respect to which such deposit is made (less the aggregate principal amount, if any, held in the Excess Funding Account and any Principal Account relating to any Series on such Distribution Date), plus (i) an amount equal to all accrued but unpaid interest on the Certificates of all Series at the applicable Certificate Rates through the end of the respective interest period(s) of such Series and (ii) any other unpaid amounts with respect to such Certificates. Upon such reassignment of Receivables, the Company shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to HRAC, without recourse, representation or warranty, all the right, title and interest of the Company in and to such Receivables, Recoveries related thereto, all monies and amounts due or to become due with respect thereto and all proceeds thereof; and such reassigned Receivables shall be treated by the Company as collected in full as of the date on which they were transferred. The Company shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by HRAC to effect the conveyance of such Receivables and other property pursuant to this subsection.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01.     Conditions to the Company’s Obligations Regarding Initial Receivables.    The obligations of the Company to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a)    All representations and warranties of HRAC contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

(b)    All information concerning the Initial Accounts provided to the Company shall be true and correct as of the Closing Date in all material respects;

(c)    HRAC shall have (i) delivered, or caused to be delivered, to the Company a computer file or microfiche list containing a true and complete list of all Initial Accounts identified by account number and by the Receivables balance as of the Closing Date and (ii) substantially performed all other obligations required to be performed by the provisions of this Agreement;

(d)    HRAC shall have recorded and filed, at its expense, any financing statement with respect to the Receivables (other than Receivables in Additional Accounts) now existing and hereafter created for the transfer of accounts and general intangibles (each as defined in Section 9-106 of the UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as would be necessary to perfect the sale of and security interest in the Receivables from HRAC to the Company, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to the Company;

(e)    On or before the Closing Date, (i) the Company, Household Finance Corporation and the Trustee shall have entered into Amendment No. 4 to the Master Pooling and Servicing Agreement; and

(f)    All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Company, and the Company shall have received from HRAC copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Company may reasonably have requested.

Section 7.02.    Conditions Precedent to HRAC’s Obligations.    The obligations of HRAC to sell Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a)    All representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

(b)    Payment or provision for payment of the Purchase Price in accordance with the provision of Section 3.01 hereof shall have been made; and

(c)    All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to HRAC, and HRAC shall have received from the Company copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as HRAC may reasonably have requested.

ARTICLE VIII

TERM AND PURCHASE TERMINATION

Section 8.01.    Term.    This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the termination of the Trust as provided in the Master Pooling and Servicing Agreement.

Section 8.02.    Purchase Termination.    If HRAC shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or if a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of HRAC in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of HRAC or for any substantial part of the HRAC’s property, or for the winding-up or liquidation of HRAC’s affairs and, if instituted against HRAC, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or if HRAC shall commence a voluntary case under any Debtor Relief Law, or if HRAC shall consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of, or for, any substantial part of its property, or any general assignment for the benefit of its creditors; or HRAC or any subsidiary of HRAC shall have taken any corporate action in furtherance of any of the foregoing actions (each an “Insolvency Event”); then HRAC shall immediately cease to transfer Principal Receivables to the Company and shall promptly give notice to the Company and the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Company of additional Principal Receivables, Principal Receivables transferred to the Company prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be property of the Company available for transfer by the Company to the Trust pursuant to the Master Pooling and Servicing Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01.    Amendment.    This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder and thereunder may not be changed orally, but only by an instrument in writing signed by the Company and HRAC.

Section 9.02.    Governing Law.    THIS AGREEMENT AND THE CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.03.    Notices.    All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of the HRAC, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: General Counsel, (b) in the case of the Company, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: President, (c) in the case of the Trustee, at Wells Fargo Bank Minnesota, N.A., Sixth & Marquette, N9311-161, Minneapolis, Mn. 55479, Attention: Asset Backed Securities (facsimile no. (612) 667-3464), (d) in the case of the Servicer, Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Assistant Treasurer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 9.04.    Severability of Provisions.    If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Paper.

Section 9.05.    Assignment.    Notwithstanding anything to the contrary contained herein, other than the Company’s assignment of its rights, title, and interests in, to, and under this Agreement to the Trustee for the benefit of the beneficiaries of the Trust, including the Certificateholders as contemplated by the Master Pooling and Servicing Agreement and Section 9.06 hereof, this Agreement and all other Conveyance Papers may not be assigned by the parties hereto unless HRAC shall assign its rights, title and interests in, to and under this Agreement to (a) any successor by merger assuming this Agreement (b) to any affiliate owned directly or indirectly by Household International, Inc. which assumes the obligations of this Agreement or (c) to any entity provided that the Rating Agency has advised the Company and HRAC that the Rating Agency Condition has been satisfied.

Section 9.06.    Acknowledgement and Agreement of HRAC.    By execution below, HRAC expressly acknowledges and agrees that all of the Company’s right, title, and interest in, to, and under this Agreement, including, without limitation, all of the Company’s right, title, and interest in and to the Receivables purchased pursuant to this Agreement, shall be assigned by the Company to the Trustee for the benefit of the beneficiaries of the Trust, including the Certificateholders, and HRAC consents to such assignments. HRAC further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against the Company, due to a breach by the Company of this Agreement or for any other reason, and notwithstanding the bankruptcy of the Company or any other event whatsoever, HRAC’s sole remedy shall be a claim against the Company for money damages, and then only to the extent of funds received by the Company pursuant to the Master Pooling and Servicing Agreement, and in no event shall HRAC assert any claim on or any interest in the Receivables or any proceeds thereof or take any action which would reduce or delay receipt by the Trustee of collections with respect to the Receivables. Additionally, HRAC agrees for the benefit of the Certificateholders that any amounts payable by HRAC to the Company hereunder which are to be paid by the Company to the Trustee for the benefit of the Certificateholders shall be paid by HRAC, on behalf of the Company, directly to the Trustee.

Section 9.07.    Further Assurances.    The Company and HRAC agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party or the Trustee more fully to effect the purposes of this Agreement, the Conveyance Papers and the Master Pooling and Servicing Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

Section 9.08.    No Waiver; Cumulative Remedies.    No failure to exercise and no delay in exercising, on the part of the Company or HRAC, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding the foregoing and subject to Section 9.06, the rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.09.    Counterparts.    This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.10.    Binding; Third-Party Beneficiaries.    This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee shall be considered a third-party beneficiary of this Agreement.

Section 9.11.    Merger and Integration.    Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

Section 9.12.    Headings.    The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.13.    Schedules and Exhibits.    The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.14.    Survival of Representations and Warranties.    All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance, shall remain operative and in full force and effect and shall survive conveyance of the Receivables by HRAC to the Company and thereafter to the Trust pursuant to the Maser Pooling and Servicing Agreement.

Section 9.15.    Nonpetition Covenant.    Notwithstanding any prior termination of this Agreement, HRAC shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Company under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property or ordering the winding-up or liquidation or the affairs of the Company.

IN WITNESS WHEREOF, the Company and HRAC have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HOUSEHOLD RECEIVABLES ACQUISITION COMPANY

By:	/s/ J. W. HOFF
Name: J. W. Hoff Title: Vice President

HRSI FUNDING, INC. III

By:	/s/ S. H. SMITH
Name: S. H. Smith Title: Vice President and Treasurer

EXHIBIT A

FORM OF SUPPLEMENTAL CONVEYANCE

(As required by Section 2.02(b)(ii) of

the Receivables Purchase Agreement)

SUPPLEMENTAL CONVEYANCE No.              dated as of                          ,             , by and between HOUSEHOLD RECEIVABLES ACQUISITION COMPANY (“HRAC”), and HRSI FUNDING, INC. III (“the Company”), pursuant to the Receivables Purchase Agreement referred to below.

WITNESSETH:

WHEREAS, HRAC and the Company are parties to an Receivables Purchase Agreement, dated as of             , 200 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”);

WHEREAS, pursuant to the Receivables Purchase Agreement, HRAC wishes to designate Additional Accounts to be included as Accounts and HRAC wishes to convey its right, title and interest in the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Company pursuant to the Receivables Purchase Agreement; and

WHEREAS, the Company is willing to accept such designation and conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, HRAC and the Company hereby agree as follows:

1.    Defined Terms.    All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

“Additional Account Closing Date” shall mean, with respect to the Additional Accounts designated hereby                          ,             .

“Additional Account Cut-Off Date” shall mean, with respect to the Additional Accounts designated hereby,                          ,             .

2.    Designation of Additional Accounts.    HRAC delivers herewith, or has caused the delivery of, a computer file or microfiche list containing a true and complete schedule identifying all such Additional Accounts designated hereby (the “Additional Accounts”) and specifying for each such Additional Account, as of the Additional Account Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Additional Account. Such computer file, microfiche list or other documentation shall be as of the date of this Supplemental Conveyance incorporated into and made part of this Supplemental Conveyance and is marked as Schedule I to this Supplemental Conveyance.

3.    Conveyance of Receivables.

(a)    HRAC does hereby sell, transfer, assign, set over and otherwise convey to the Company, without recourse except as provided in the Receivables Purchase Agreement, all its right, title and interest in, to and under the Receivables generated by such Additional Accounts, existing at the close of business on the Additional Cut-Off Date and thereafter created until termination of the Receivables Purchase Agreement pursuant to Article VIII thereof, all Recoveries with respect to such Accounts, all monies due or to become due and all amounts received or receivable with respect thereto and all “proceeds” (including, without limitation, “proceeds” as defined in Article 9 of the UCC) thereof.

(b)    In connection with such sale, HRAC agrees to record and file, at its own expense, one or more financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables, existing on the Additional Account Cut-Off Date and thereafter created, for the transfer of accounts and general intangibles meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of and the security interest in the Receivables to the Company, and to deliver a file-stamped copy of such financing statement or other evidence of such filing to the Company.

(c)    In connection with such sale, HRAC further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files or microfiche list that all Receivables created in connection with the Additional Accounts designated hereby have been conveyed to the Company pursuant to this Supplemental Conveyance.

(d)    The parties hereto intend that the conveyance described in Section 3(a) constitute an absolute sale consistent with the intent expressed in Section 2.01(d) of the Receivables Purchase Agreement. In the event, however, that notwithstanding such intent a court of competent jurisdiction were to hold that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that HRAC shall be deemed to have granted, and HRAC does hereby grant, to the Company a first priority perfected security interest in all of the HRAC’s right, title and interest, whether now owned or hereafter acquired, in, to and under all Receivables existing on the Additional Account Cut-Off Date in the Additional Accounts and thereafter created from time to time until the termination of the Receivables Purchase Agreement pursuant to Article VIII thereof, all Recoveries with respect to such Accounts, all monies due or to become due and all amounts received or receivable with respect thereto, and all proceeds (including, without limitation, “proceeds” as defined in Article 9 of the UCC) thereof.

4.    Acceptance by the Company.    The Company hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Company pursuant to Section 3 of this Supplemental Conveyance, and declares that it shall maintain such right, title and interest. The Company further acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, HRAC delivered to the Company the computer file or microfiche list described in Section 2 of this Supplemental Conveyance.

5.    Representations and Warranties of HRAC.    HRAC hereby represents and warrants to the Company as of the date of this Supplemental Conveyance and as of the Additional Account Closing Date that:

(a)    Legal, Valid and Binding Obligation.    This Supplemental Conveyance constitutes a legal, valid and binding obligation of HRAC enforceable against HRAC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(b)    Eligibility of Accounts.    On the Additional Account Cut-Off Date, each Additional Account designated hereby is an Eligible Account;

(c)    No Liens.    Each Receivable in an Additional Account designated hereby has been conveyed to the Company free and clear of any Lien;

(d)    Eligibility of Receivables.    On the Additional Cut-Off Date, each Receivable existing in an Additional Account designated hereby is an Eligible Receivable and as of the date of creation of any Receivable in an Additional Account designated hereby, such Receivable is an Eligible Receivable;

(e)    Selection Procedures.    No selection procedure believed by HRAC to be adverse to the interests of the Company or the Certificateholders was utilized in selecting the Additional Accounts;

(f)    Transfer of Receivables.    This Supplemental Conveyance constitutes a valid sale, transfer and assignment to the Company of all right, title and interest of HRAC in the Receivables arising in the Additional Accounts designated hereby now existing or hereafter created, all monies due or to become due and all amounts received with respect thereto and the “proceeds” (including, without limitation, “proceeds” as defined in Article 9 of the UCC) thereof and the Recoveries with respect thereto;

(g)    No Conflict.    The execution and delivery of this Supplemental Conveyance, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which HRAC is a party or by which it or its properties are bound;

(h)    No Violation.    The execution and delivery of this Supplemental Conveyance by HRAC, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof applicable to HRAC will not conflict with or violate any Requirements of Law applicable to HRAC;

(i)    No Proceedings.    There are no proceedings or investigations, pending or, to the best knowledge of HRAC, threatened against HRAC before any Governmental Authority (i) asserting the invalidity of this Supplemental Conveyance, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Supplemental Conveyance, (iii) seeking any determination or ruling that, in the reasonable judgment of HRAC, would materially and adversely affect the performance by HRAC of its obligations under this Supplemental Conveyance or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Supplemental Conveyance; and

(j)     All Consents.    All authorizations, consents, orders or approvals of any Governmental Authority required to be obtained by HRAC in connection with the execution and delivery of this Supplemental Conveyance by HRAC and the performance of the transactions contemplated by this Supplemental Conveyance by HRAC, have been obtained.

6.    Ratification of the Receivables Purchase Agreement.    The Receivables Purchase Agreement is hereby ratified, and all references to the “Receivables Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Additional Account Closing Date to be a reference to the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall, remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

7.    Counterparts.    This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8.    Governing Law.    THIS SUPPLEMENTAL CONVEYANCE SHALL BE CONTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.

HOUSEHOLD RECEIVABLES ACQUISITION COMPANY

By:
Name: Title:

HRSI FUNDING, INC. III

By:
Name: Title:

Schedule I to
Supplemental
Conveyance

ADDITIONAL ACCOUNTS

COMPUTER FILES CONTAINING ACCOUNT INFORMATION DELIVERED TO THE COMPANY ARE INCORPORATED BY REFERENCE

I-1

Schedule I

LIST OF ACCOUNTS

COMPUTER FILES CONTAINING ACCOUNT INFORMATION DELIVERED TO THE COMPANY ARE INCORPORATED BY REFERENCE